Exhibit 99.1

Vistra Energy Announces Capital Allocation Plan;

Reports Third Quarter 2018 Results; Narrows 2018 and 2019 Guidance

IRVING, Texas, November 2, 2018 — Vistra Energy Corp. (NYSE: VST):

Third Quarter Highlights

•	Announced capital allocation plan:

•	Upsizing of share repurchase program by an incremental $1.25 billion expected to be opportunistically executed over the next 12 to 18 months,

•

Adoption by board of directors of annual dividend program expected to begin in the first quarter of 2019 at approximately $0.50 per share; Vistra management anticipates an annual dividend growth rate in the range of approximately 6-8 percent per share, and

•	Expectation to achieve leverage target of approximately 2.5x net debt to EBITDA[1] (or approximately 2.7x gross debt to EBITDA) by year-end 2020.

•

Increased merger EBITDA value lever targets by an additional $65 million to $565 million, reflecting an increase of $15 million of synergies and $50 million from the Operations Performance Initiative. Expected to realize and achieve value lever targets as follows:

	Realized in Year	Achieved by YE
2018	$175mm	$360mm
2019	$425mm	$515mm
2020	$540mm	$565mm
2021	$565mm

•

Narrowed and reaffirmed 2018 full-year Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG) guidance ranges of $2.75 to $2.85 billion and $1.45 to $1.55 billion, respectively.[2] Guidance midpoints approximately $150 million greater than May 2018 guidance applying October 2017 curves.

•

Narrowed and updated 2019 full-year Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $3.22 to $3.42 billion and $2.1 to $2.3 billion, respectively[2], highlighting the company’s significant earnings power and EBITDA to free cash flow conversion of approximately 66%.[3]

•	Completed previously announced $500 million share repurchase program.

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•	Reduced annual interest expense by approximately $56 million through the refinancing and repayment of approximately $1.5 billion aggregate principal amount of outstanding senior notes.

•	Continued strong performance from our ERCOT retail business with organic growth resulting in residential customer counts up 1.4% year to date.

(1)	Assuming approximately $400 million cash on balance sheet.
(2)	Excludes results from the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.
(3)

2019 Ongoing Operations Adjusted EBITDA guidance range includes $425 million of synergies expected to be realized in 2019 as compared to the full run-rate of adjusted EBITDA value lever targets of $565 million.

Summary of Financial Results for the Third Quarter Ended September 30, 2018 (in millions)

($ in millions)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Net Income	$331	$130
Ongoing Operations Net Income[1]	$335	$154
Ongoing Operations Adjusted EBITDA[1]	$1,153	$2,069
- exc. Odessa Earnout Buybacks		$2,089

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details.

For the three months ended September 30, 2018, Vistra reported net income from ongoing operations of $335 million and adjusted EBITDA from ongoing operations of $1,153 million.

Year-to-date, Vistra reported net income from ongoing operations of $154 million and adjusted EBITDA from ongoing operations of $2,069 million. Excluding the impact to adjusted EBITDA of negative $20 million during the period resulting from the partial buybacks of the Odessa Power Plant earnout in February and May, Vistra’s year-to-date adjusted EBITDA from ongoing operations would have been $2,089 million. When the Odessa earnout buybacks were executed, Vistra estimated the economic benefit of the transactions, net of the premiums paid, would be approximately $25 million.

Curt Morgan, Vistra’s chief executive officer, commented, “We are excited to announce Vistra’s capital allocation program, including authorization to allocate an additional $1.25 billion of capital toward share repurchases and to initiate a recurring dividend in the first quarter of 2019. Today’s capital allocation announcements are part of an ongoing commitment of returning capital to shareholders—all with a target to achieve 2.5 times net debt to EBITDA by year-end 2020. Vistra’s resilient EBITDA production and robust free cash flow conversion in 2018 and expected in 2019 and beyond, stemming from the stability of our integrated model and substantial merger value, support this diverse capital allocation plan including a growing dividend, which we believe will create meaningful value for our shareholders.”

Guidance

($ in millions)	2018	2019
Ongoing Ops. Adj. EBITDA[1]	$2,750 – 2,850	$3,220 – 3,420
Ongoing Ops. Adj. FCFbG[1]	$1,450 – 1,550	$2,100 – 2,300

(1)	Excludes results from the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

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Vistra Energy is narrowing and reaffirming its 2018 Ongoing Operations guidance ranges, forecasting Ongoing Operations Adjusted EBITDA of $2,750 to $2,850 million and Ongoing Operations Adjusted FCFbG of $1,450 to $1,550 million. The 2018 guidance ranges were developed utilizing improved ERCOT forward curves as of March 29, 2018. The ranges reflect Vistra’s results on a stand-alone basis for the period prior to April 9, 2018 and anticipated results of the combined company for the period from April 9 through December 31, 2018.

Vistra is also narrowing and updating its 2019 Ongoing Operations guidance ranges, forecasting Ongoing Operations Adjusted EBITDA of $3,220 to $3,420 million and Ongoing Operations Adjusted FCFbG of $2,100 to $2,300 million.

Initial Share Repurchase Program

As of November 1, 2018, Vistra has completed the initial $500 million share repurchase program authorized by its board of directors on June 12, 2018. Vistra purchased approximately 21.4 million shares for an average price of $23.36 per share.

Financing Update

In August 2018, Vistra Energy used the net proceeds from the issuance by Vistra Operations Company LLC, a wholly owned, indirect subsidiary of Vistra Energy, of $1,000 million aggregate principal amount of 5.50% senior notes due 2026, the net proceeds from a $350 million accounts receivable securitization program, and cash on hand to fund cash tender offers to purchase $1,542 million aggregate principal amount of the following senior notes that Vistra Energy assumed in the merger with Dynegy:

•	$26 million of 7.625% senior notes due 2024;

•	$163 million of 8.034% senior notes due 2024;

•	$669 million of 8.000% senior notes due 2025; and

•	$684 million of 8.125% senior notes due 2026.

As a result of the transaction, Vistra reduced its annual interest expense by approximately $56 million and extended maturities.

Liquidity

As of September 30, 2018, Vistra had total available liquidity of approximately $2.101 billion, including cash and cash equivalents of $811 million and $1,290 million of availability under its revolving credit facility, which remained undrawn but had $1,210 million of letters of credit outstanding as of September 30, 2018.

Plant Retirement

Vistra announced on August 24, 2018 the planned retirement of its 51-megawatt waste coal facility, Northeastern Power Company, due to its uneconomic operations and negative financial outlook. The plant was retired on October 24, 2018.

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Earnings Webcast

Vistra will host a webcast today, November 2, 2018, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement obligations, reorganization items, and certain other items described from time to time in Vistra Energy’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra Energy uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and Adjusted EBITDA. Vistra Energy uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra Energy uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra Energy’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra Energy’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 6,000 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, and solar facilities.

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Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the merger will not be fully realized or may take longer than expected to realize); (iii) actions by credit ratings agencies and (iv) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating revenues (Note 5)	$3,243	$1,833	$6,581	$4,487
Fuel, purchased power costs and delivery fees	(1,627)	(838)	(3,492)	(2,250)
Operating costs	(346)	(218)	(926)	(626)
Depreciation and amortization	(426)	(178)	(967)	(519)
Selling, general and administrative expenses	(194)	(147)	(711)	(434)

Operating income	650	452	485	658
Other income (Note 20)	6	10	25	29
Other deductions (Note 20)	(1)	—	(4)	(5)
Interest expense and related charges (Note 20)	(154)	(76)	(291)	(169)
Impacts of Tax Receivable Agreement (Note 8)	17	138	(65)	96
Equity in earnings of unconsolidated investment	7	—	11	—

Income before income taxes	525	524	161	609
Income tax expense (Note 7)	(194)	(251)	(31)	(284)

Net income	$331	$273	$130	$325
Less: Net (income) loss attributable to noncontrolling interest	1	—	(2)	—

Net income attributable to Vistra Energy	$330	$273	$132	$325

Weighted average shares of common stock outstanding:
Basic	533,142,189	427,591,426	500,781,573	427,587,404
Diluted	540,972,802	428,312,438	508,128,988	428,001,869
Net income per weighted average share of common stock outstanding:
Basic	$0.62	$0.64	$0.26	$0.76
Diluted	$0.61	$0.64	$0.26	$0.76

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VISTRA ENERGY CORP.

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30,
	2018	2017
Cash flows — operating activities:
Net income	$130	$325
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,070	621
Deferred income tax (benefit) expense, net	29	209
Unrealized net (gain) loss from mark-to-market valuations of commodities	207	(202)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(123)	3
Accretion expense	37	43
Impacts of Tax Receivable Agreement (Note 8)	65	(96)
Stock-based compensation (Note 17)	59	13
Other, net	64	41
Changes in operating assets and liabilities:
Margin deposits, net	(39)	183
Accrued interest	(59)	(26)
Accrued taxes	(102)	4
Accrued incentive plan	(17)	(46)
Other operating assets and liabilities	(458)	(227)

Cash provided by operating activities	863	845

Cash flows — financing activities:
Issuances of long-term debt (Note 11)	1,000	—
Repayments/repurchases of debt (Note 11)	(2,902)	(32)
Borrowing under accounts receivable securitization program (Note 10)	350	—
Stock repurchase (Note 13)	(414)	—
Debt tender offer and other financing fees (Note 11)	(216)	(5)
Other, net	10	—

Cash used in financing activities	(2,172)	(37)

Cash flows — investing activities:
Capital expenditures	(209)	(86)
Nuclear fuel purchases	(66)	(56)
Cash acquired in the Merger	445	—
Solar development expenditures (Note 3)	(28)	(129)
Odessa acquisition (Note 3)	—	(355)
Proceeds from sales of nuclear decommissioning trust fund securities (Note 20)	211	154
Investments in nuclear decommissioning trust fund securities (Note 20)	(227)	(169)
Other, net	7	10

Cash provided by (used in) investing activities	133	(631)

Net change in cash, cash equivalents and restricted cash	(1,176)	177
Cash, cash equivalents and restricted cash — beginning balance	2,046	1,588

Cash, cash equivalents and restricted cash — ending balance	$870	$1,765

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - SEPTEMBER 2018 QTD ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Three Months Ended September 30, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$(86)	$643	$62	$47	$(3)	$(328)	$335	$(4)	$331
Income tax expense	—	—	—	—	—	194	194	—	194
Interest expense and related charges	3	(2)	3	1	1	148	154	—	154
Depreciation and amortization (a)	80	142	141	55	3	25	446	—	446

EBITDA before Adjustments	$(3)	$783	$206	$103	$1	$39	$1,129	$(4)	$1,125
Unrealized net (gain) loss resulting from hedging transactions	154	(195)	21	—	32	(4)	8	—	8
Fresh start/purchase accounting impacts	(15)	—	(1)	5	3	—	(8)	—	(8)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(17)	(17)	—	(17)
Non-cash compensation expenses	—	—	—	—	—	14	14	—	14
Transition and merger expenses	—	3	5	1	1	9	19	—	19
Other, net	5	6	9	2	2	(16)	8	(8)	—

Adjusted EBITDA	$141	$597	$240	$111	$39	$25	$1,153	$(12)	$1,141

(a)	Includes nuclear fuel amortization of $20 million in ERCOT.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - SEPTEMBER 2018 YTD ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30, 2018
	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$397	$236	$86	$41	$29	$(635)	$154	$(24)	$130
Income tax expense	—	—	—	—	—	31	31	—	31
Interest expense and related charges	3	13	5	1	1	268	291	—	291
Depreciation and amortization (a)	237	355	266	104	6	59	1,027	—	1,027

EBITDA before Adjustments	$637	$604	$357	$146	$36	$(277)	$1,503	$(24)	$1,479
Unrealized net (gain) loss resulting from hedging transactions	(38)	207	20	22	—	(4)	207	—	207
Fresh start/purchase accounting impacts	12	(4)	(2)	9	11	—	26	—	26
Impacts of Tax Receivable Agreement	—	—	—	—	—	65	65	—	65
Non-cash compensation expenses	—	—	—	—	—	62	62	—	62
Transition and merger expenses	—	7	7	1	5	183	203	2	205
Other, net	(16)	(5)	12	7	5	—	3	(7)	(4)

Adjusted EBITDA	$595	$809	$394	$185	$57	$29	$2,069	$(29)	$2,040

(a)	Includes nuclear fuel amortization of $60 million in ERCOT.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - SEPTEMBER 2017 QTD ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Three Months Ended September 30, 2017
	Retail	ERCOT	Eliminations / Corp & Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$7	$405	$(203)	$209	$64	$273
Income tax expense (benefit)	—	—	251	251	—	251
Interest expense and related charges	—	9	67	76	—	76
Depreciation and amortization (a)	108	77	10	195	1	196

EBITDA before adjustments	$115	$491	$125	$731	$65	$796
Unrealized net (gain) loss resulting from hedging transactions	87	(235)	—	(148)	—	(148)
Generation plant retirement expenses	—	—		—	24	24
Fresh start accounting impacts	(19)	—	—	(19)	4	(15)
Impacts of Tax Receivable Agreement	—	—	(138)	(138)	—	(138)
Reorganization items and restructuring expenses	—	—	2	2	—	2
Other, net	(7)	—	8	1	—	1

Adjusted EBITDA	$176	$256	$(3)	$429	$93	$522

(a)	Includes nuclear fuel amortization of $19 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - SEPTEMBER 2017 YTD ADJUSTED EBITDA

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30, 2017
	Retail	ERCOT	Eliminations / Corp & Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$77	$552	$(405)	$224	$101	$325
Income tax expense (benefit)	—	—	284	284	—	284
Interest expense and related charges	—	14	155	169	—	169
Depreciation and amortization (a)	322	232	29	583	1	584

EBITDA before adjustments	$399	$798	$63	$1,260	$102	$1,362
Unrealized net (gain) loss resulting from hedging transactions	160	(362)	—	(202)	—	(202)
Generation plant retirement expenses	—	—	—	—	24	24
Fresh start accounting impacts	24	(1)	—	23	12	35
Impacts of Tax Receivable Agreement	—	—	(96)	(96)	—	(96)
Reorganization items and restructuring expenses	2	1	12	15	—	15
Other, net	(13)	6	12	5	—	5

Adjusted EBITDA	$572	$442	$(9)	$1,005	$138	$1,143

(a)	Includes nuclear fuel amortization of $66 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - 2018 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$103	$180	$(74)	$(64)	$29	$116
Income tax expense	78	101	—	—	78	101
Interest expense and related charges	474	474	—	—	474	474
Depreciation and amortization	1,468	1,468	—	—	1,468	1,468

EBITDA before adjustments	$2,123	$2,223	$(74)	$(64)	$2,049	$2,159
Unrealized net (gain) loss resulting from hedging transactions	150	150	3	3	153	153
Fresh start / purchase accounting impacts	63	63	(2)	(2)	61	61
Impacts of Tax Receivable Agreement	113	113	—	—	113	113
Transition and merger expenses	212	212	—	—	212	212
Other, net	89	89	3	3	92	92

Adjusted EBITDA	$2,750	$2,850	$(70)	$(60)	$2,680	$2,790
Interest paid, net	(628)	(628)	—	—	(628)	(628)
Tax payments (a)	(48)	(48)	—	—	(48)	(48)
Tax receivable agreement payments	(29)	(29)	—	—	(29)	(29)
Working capital and margin deposits	(218)	(218)	1	1	(217)	(217)
Reclamation and remediation	(34)	(34)	(69)	(69)	(103)	(103)
Other changes in operating assets and liabilities	(335)	(335)	(30)	(20)	(365)	(355)

Cash provided by operating activities	$1,458	$1,558	$(168)	$(148)	$1,290	$1,410
Capital expenditures including nuclear fuel	(454)	(454)	—	—	(454)	(454)
Solar and Moss Landing development expenditures	(71)	(71)	—	—	(71)	(71)
Other net investing activities	(22)	(22)	3	3	(19)	(19)

Free cash flow	$911	$1,011	$(165)	$(145)	$746	$866
Working capital and margin deposits	218	218	(1)	(1)	217	217
Solar and Moss Landing development expenditures	71	71	—	—	71	71
Taxes related to Alcoa settlement	45	45	—	—	45	45
Transition and merger expenses	182	182	—	—	182	182
Generation plant retirement expenses	—	—	26	26	26	26
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow	$1,450	$1,550	$(140)	$(120)	$1,310	$1,430

(a)	Includes state tax payments.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - 2019 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income	$944	$1,100	$(66)	$(56)	$878	$1,044
Income tax expense	283	327	—	—	283	327
Interest expense and related charges	575	575	—	—	575	575
Depreciation and amortization	1,558	1,558	—	—	1,558	1,558

EBITDA before adjustments	$3,360	$3,560	$(66)	$(56)	$3,294	$3,504
Unrealized net (gain) loss resulting from hedging transactions	(355)	(355)	—	—	(355)	(355)
Fresh start / purchase accounting impacts	67	67	—	—	67	67
Impacts of Tax Receivable Agreement	67	67	—	—	67	67
Transition and merger expenses	8	8	—	—	8	8
Other, net	73	73	1	1	74	74

Adjusted EBITDA	$3,220	$3,420	$(65)	$(55)	$3,155	$3,365
Interest payments	(583)	(583)	—	—	(583)	(583)
Tax payments (a)	110	110	—	—	110	110
Working capital and margin deposits	81	81	—	—	81	81
Reclamation and remediation	(60)	(60)	(118)	(118)	(178)	(178)
Other changes in operating assets and liabilities	(5)	(5)	26	36	21	31

Cash provided by operating activities	$2,763	$2,963	$(157)	$(137)	$2,606	$2,826
Capital expenditures including nuclear fuel	(594)	(594)	—	—	(594)	(594)
Solar and Moss Landing development expenditures	(135)	(135)	—	—	(135)	(135)
Other net investing activities	(20)	(20)	2	2	(18)	(18)

Free cash flow	$2,014	$2,214	$(155)	$(135)	$1,859	$2,079
Working capital and margin deposits	(81)	(81)	—	—	(81)	(81)
Solar and Moss Landing development expenditures	135	135	—	—	135	135
Transition and merger expenses	9	9	—	—	9	9
Transition capital expenditures	23	23	—	—	23	23

Adjusted free cash flow	$2,100	$2,300	$(155)	$(135)	$1,945	$2,165

(a)	Includes state tax payments.